UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas  78738

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act.       ☐

Item 7.01	Regulation FD Disclosure

American Campus Communities, Inc. (the “Company”) received a letter on February 28, 2022 from Land & Buildings Investment Management, LLC (“L&B”) pursuant to which L&B stated it (a) was committed to moving forward with the transaction described in its letter of February 25, 2022, which was a “proposal indicating its willingness to offer to acquire ACC…at a price equal to $57 per share in cash…”  and (b) was prepared to disclose the identity of its financial advisor upon the execution of a confidentiality agreement in the form attached as an exhibit to the February 28 letter (which did not include generally customary provisions, such as a standstill and restrictions on broadly “shopping” the Company’s sensitive, confidential information).  By letter dated March 1, 2022, the Company (i) invited L&B to provide information to demonstrate that it is a credible potential counterparty, including by providing information as to its sources and uses of funds, and informed L&B that the execution of a confidentiality agreement was not a prerequisite to the provision of this information, and (ii) informed L&B that its proposed price undervalued the Company, its key assets and its prospects.  Copies of letters to and from L&B and certain members of the Company’s Board of Directors are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01Financial Statements and Exhibits

(c)Exhibits

99.1	Letter from L&B dated February 28, 2022

99.2	Letter to L&B dated March 1, 2022

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

By:/s/ Kim K. Voss

Kim K. Voss

Executive Vice President, Chief Accounting Officer

2